Exhibit 2.1

Share-for-Share Exchange Agreement

By and Between

Longstar Healthpro, Inc.,

A California Corporation,

Farlong Holding Corporation,

A Nevada Corporation

and

The Sole Stockholder of Longstar Healthpro, Inc.,

A California Corporation,

Dated

December 27, 2023

TABLE OF CONTENTS

ARTICLE I. EXCHANGE OF SHARES		1
1.1.	Exchange by the Stockholder.	1
1.2.	Closing.	2
1.3.	Cancellation of Pre-Closing Parent Stock Share.	2
ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY		2
2.1.	Corporate Organization.	2
2.2.	Capitalization of Company; Title to the Company Shares.	2
2.3.	Subsidiaries and Equity Investments; Assets.	3
2.4.	Consents and Approvals.	3
ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER		3
3.1.	Stockholder Representations	3
3.2.	Brokers’ Fees.	5
ARTICLE IV. REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE PARENT		5
4.1.	Corporate Organization.	5
4.2.	Capitalization of Parent; Title to the Exchange Shares.	6
4.3.	Subsidiaries and Equity Investments; Assets.	6
4.4.	Consents and Approvals.	6
ARTICLE V. MUTUAL REPRESENTATIONS, COVENANTS AND WARRANTIES		6
5.1.	Mutual Representations, Covenants and Warranties of the Parties.	6
ARTICLE VI. DELIVERIES AND CLOSING		7
6.1.	Deliveries of the Stockholder.	7
6.2.	Deliveries of the Parent.	7
6.3.	Deliveries of the Company.	7
6.4.	Issuance of Parent Stock.	7
ARTICLE VII. DEFINITIONS		7
7.1.	Certain Definitions.	7
ARTICLE VIII. MISCELLANEOUS		9
8.1.	Broker/Finder’s Fee.	9
8.2.	Governing Law and Jurisdiction.	9
8.3.	Notices.	11
8.4.	Third Party Beneficiaries.	11
8.5.	Entire Agreement.	11
8.6.	Survival; Termination.	11
8.7.	Amendment or Waiver.	11
8.8.	Best Efforts.	11
8.9.	Waiver of Conflict.	11
8.10.	Remedies.	11
8.11.	Severability.	12
8.12.	No Presumption from Drafting.	12
8.13.	Review and Construction of Documents.	12
8.14.	Further Assurances.	12
8.15.	Headings; Gender.	12
8.16.	Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures.	13

i

Share-For-Share Exchange Agreement

This Share-For-Share Exchange Agreement (this “Agreement”) is entered into as of this 27th day of December 2023, by and among Longstar Healthpro, Inc., a California Corporation (the “Company”), Farlong Holding Corporation, a Nevada corporation (the “Parent”), and Karin Mei Huang, an individual (referred to as the “Stockholder”), each a “Party” and collectively the “Parties,” upon the following premises:

PREMISES

WHEREAS, the Company has 2,000,000 shares of common stock, no par value per share (the “Company Shares”) outstanding, all of which are held by the Stockholder;

WHEREAS, the Parent has one (1) share of common stock, par value $0.0001 per share, outstanding (the “Parent Stock”), which share is owned by the Company;

WHEREAS, the Stockholder desires to transfer the Company Shares to the Parent in exchange for an aggregate of 40,000,000 newly issued shares of Parent Stock (the “Exchange Shares”), solely for the purposes of creating a Nevada holding company (the Parent) for the Company, which is domiciled in California;

WHEREAS, the exchange of Company Shares for Exchange Shares is intended to constitute a reorganization within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax-free reorganization or restructuring provisions as may be available under the Code; and

WHEREAS, the Board of Directors of each of the Parent and the Company has determined that it is desirable to affect the transactions contemplated in this Agreement (the “Share Exchange”).

CERTAIN CAPITALIZED TERMS USED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN ARTICLE VII.

AGREEMENT

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

ARTICLE I.

EXCHANGE OF SHARES

1.1. Exchange by the Stockholder. At the Closing (as defined in Section 1.2), the Stockholder shall sell, transfer, convey, assign and deliver to the Parent all of the Company Shares set forth opposite her name on Exhibit A hereto (representing 100% of the issued and outstanding capital stock of the Company), free and clear of all Liens and Encumbrances in exchange for an aggregate of 40,000,000 shares of Parent Stock as set forth opposite her name on Exhibit A hereto.

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1.2. Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Share Exchange”) shall take place at the offices of The Loev Law Firm, PC, 6300 West Loop South, Suite 280, Bellaire, Texas 77401; on the delivery of executed copies of this Agreement by all the Parties (provided that the Closing will occur through the electronic transfer of documents and each Party may rely on each document sent electronically as an original) and the other deliveries as set forth in ARTICLE VI, or such other date and time as the Parties may mutually determine (the “Closing Date”).

1.3. Cancellation of Pre-Closing Parent Stock Share. On the Closing Date, the one (1) share of Parent Stock owned by the Company prior to Closing shall be deemed terminated and cancelled.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents, warrants and agrees as follows:

2.1. Corporate Organization.

2.1.1 The Company is duly organized, validly ex1stmg and in good standing under the laws of California, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business and in good standing in each jurisdiction where the nature of the business conducted by Company or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of Company (a “Company Material Adverse Effect”).

2.1.2 Copies of the Governing Documents of the Company, with all amendments thereto to the date hereof, have been furnished to Parent and Stockholder, and such copies are accurate and complete as of the date hereof.

2.2. Capitalization of Company; Title to the Company Shares. On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, the Company shall have authorized: 8,000,000 common shares, no par value, of which 2,000,000 common shares are issued and outstanding. There are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any unissued or treasury shares of capital stock of Company. All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state and foreign securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing, and the holders thereof are not subject to personal liability by reason of being such holders.

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2.3. Subsidiaries and Equity Investments; Assets. As of the date hereof and on the Closing Date, Company does not directly or indirectly, own any shares of capital stock or any other equity interest in any entity nor any right to acquire any shares or other equity interest in any entity.

2.4. Consents and Approvals. No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, is required in connection with the execution and delivery of this Agreement by Company or the performance by Company of its obligations hereunder.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

3.1. Stockholder Representations

Stockholder represents and warrants to the Company and the Parent that (which shall be deemed automatically re-confirmed at Closing):

3.1.1 The Exchange Shares will be acquired hereunder by such Stockholder solely for the account of such Stockholder, for investment, and not with a view to the resale or distribution thereof, without prejudice, subject however, to Stockholder’s right at all times to sell or otherwise dispose of all or any part of such shares under the Securities Act and other applicable federal and state securities laws. Stockholder has had full access to all the information she considers necessary or appropriate to make an informed investment decision with respect to the Exchange Shares to be acquired under this Agreement. Stockholder further has had an opportunity to ask questions and receive answers from Parent’s management regarding Parent and to obtain additional information (to the extent Parent’s management possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Stockholder or to which the Stockholder had access.

3.1.2 Stockholder confirms and represents that she is able (i) to bear the economic risk of the Exchange Shares, (ii) to hold the Exchange Shares for an indefinite period of time, and (iii) to afford a complete loss of the Exchange Shares. Stockholder also represents that she has (i) adequate means of providing for her current needs and possible personal contingencies, and (ii) has no need for liquidity in the Exchange Shares.

3.1.3 Stockholder has such Knowledge and experience in financial and business matters that she can represent herself and is capable of evaluating the merits and risks of the purchase of the Exchange Shares. Stockholder is not relying on the Parent or Company with respect to the tax and other economic considerations of an investment in the Exchange Shares, and Stockholder has relied on the advice of, or has consulted with, only Stockholder’s own advisor(s).

3.1.4 Stockholder is not subscribing for the Exchange Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to such Stockholder in connection with investments in securities generally.

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3.1.5 Stockholder recognizes that the Exchange Shares have not been registered under the Securities Act, nor under the securities laws of any state or jurisdiction and, therefore, cannot be resold unless the resale of the Securities is registered under the Securities Act or unless an exemption from registration is available. Stockholder may not sell the Exchange Shares without registering them under the Securities Act and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sale. The Parent is under no obligation to register such Exchange Shares under the Securities Act or under any state “Blue Sky” laws prior to or subsequent to their issuance.

3.1.6 The Stockholder has not agreed to act with any other person for the purpose of acquiring, holding, voting or disposing of the Exchange Shares for purposes of Section 13(d) under the Securities Exchange Act of 1934, as amended, and the Stockholder is acting independently with respect to her investment in the Exchange Shares.

3.1.7 No one other than the Stockholder has any beneficial interest in the Exchange Shares which Stockholder will receive pursuant to the terms of this Agreement. The Stockholder is receiving the Exchange Shares for her own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof.

3.1.8 To the best Knowledge of Stockholder, this Agreement and the transactions contemplated herein are not part of a plan or scheme to evade the registration provisions of the Securities Act, and the Exchange Shares are being acquired by Stockholder for investment purposes.

3.1.9 No person has made to the Stockholder any written or oral representations: (x) that any person will resell or repurchase any of the Exchange Shares; (y) that any person will refund the purchase price of any of the Exchange Shares, or (z) as to the future price or value of any of the Exchange Shares.

3.1.10 The Stockholder is the sole record and beneficial owner of the Company Shares set forth by her name on Exhibit A hereto and has good and marketable title to all such Company Shares (the “Stockholder’s Shares”), free and clear of any liens, claims, charges, options, rights of tenants or other encumbrances. Stockholder has sole managerial and dispositive authority with respect to the Stockholder’s Shares (personally and/or through the IRA) and has not granted any person a proxy or option to buy the Stockholder’s Shares that has not expired or been validly withdrawn. The sale and delivery of the Stockholder’s Shares to the Parent pursuant to this Agreement will vest in the Parent the legal and valid title to the Stockholder’s Shares, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever, except for those associated with the restricted nature of the securities.

3. l .11 The Stockholder provided the Company valid consideration for the Stockholder’s Shares.

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3.1.12 Stockholder is an “accredited investor” as such term is defined under Rule 501 of the Securities Act.

3.1.13 Stockholder’s entry into this Agreement shall be deemed approval by the Stockholder of the terms of this Agreement and the exchange set forth herein for all purposes, including, but not limited to all purposes of the California Corporations Code.

3.1.14 Stockholder understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Exchange Shares in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER ANY SUCH ACTS.”

3.2. Brokers’ Fees. Stockholder does not have any liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

ARTICLE IV.

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE PARENT

As an inducement to and to obtain the reliance of the Company, the Parent represents and warrants as follows (which shall be deemed automatically re-confirmed at Closing):

4.1. Corporate Organization.

4.1.1 The Parent is duly organized, validly existing and in good standing under the laws of Nevada, United States and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business in good standing in each jurisdiction where the nature of the business conducted by Parent or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of Parent (a “Parent Material Adverse Effect”).

4.1.2 Copies of the Governing Documents of Parent, with all amendments thereto to the date hereof, have been furnished to the Company and Stockholder, and such copies are accurate and complete as of the date hereof.

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4.2. Capitalization of Parent; Title to the Exchange Shares. On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, Parent shall have authorized: (i) 400,000,000 shares of common stock having a par value of $0.0001 per share (hereinafter, the “Common Stock”) and (ii) 100,000,000 shares of preferred stock having a par value of $0.0001 per share (hereinafter, the “Preferred Stock”), of which one (1) share of Common Stock and no shares of Preferred Stock are issued and outstanding. There are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any unissued or treasury shares of capital stock of Parent.

4.3. Subsidiaries and Equity Investments; Assets. As of the date hereof and on the Closing Date, Parent does not directly or indirectly, own any shares of capital stock or any other equity interest in any entity nor any right to acquire any shares or other equity interest in any entity.

4.4. Consents and Approvals. No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, is required in connection with the execution and delivery of this Agreement by Parent or the performance by Parent of its obligations hereunder.

ARTICLE V.

MUTUAL REPRESENTATIONS, COVENANTS AND WARRANTIES.

5.1. Mutual Representations, Covenants and Warranties of the Parties. Each of the Parties, for themselves and for the benefit of each of the other Parties hereto, represents, covenants and warranties that:

5.1.1 Such Party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles;

5.1.2 The execution and delivery by such Party and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or (ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which such Party is bound or affected; and

5.1.3 Any individual executing this Agreement on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Agreement on behalf of such entity.

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ARTICLE VI.

DELIVERIES AND CLOSING

6.1. Deliveries of the Stockholder. At the Closing, Stockholder shall deliver to the Parent:

6.1.1 either:

(i) an original stock certificate (or certificates) representing its Company Shares along with a stock power (or other poof of signature reasonably acceptable to the Parent) for the transfer of the Company Shares, if such Company Shares are held in certificated form; or

(ii) a completed and executed (with proof of signature reasonably acceptable to the Parent) Stock Power and Assignment of Uncertificated Common Shares in the form of Exhibit B hereto, if such Company Shares are held in uncertificated form;

6.1.2 a completed and executed Form of Stock Registration Form in the form of Exhibit C hereto; and

6.1.3 this Agreement executed by the Stockholder which shall constitute a duly executed share transfer power for transfer by the Stockholder of the Company Shares to the Parent (which Agreement shall constitute a limited power of attorney in the Parent or any officer thereof to effectuate any Share transfers as may be required under applicable law, including, without limitation, recording such transfer in the share registry maintained by the Company for such purpose).

6.2. Deliveries of the Parent. At the Closing, the Parent shall deliver to Stockholder:

6.2.1 a copy of this Agreement executed by the Parent.

6.3. Deliveries of the Company. At the Closing, the Company shall deliver to the Parent:

6.3.1 A copy of this Agreement executed by the Company.

6.4. Issuance of Parent Stock. The Parent Stock shall be issued in book entry, non-certificated form.

ARTICLE VII.

DEFINITIONS

7.1. Certain Definitions. In addition to other terms defined throughout this Agreement, the following terms have the following meanings when used herein:

7.1.1 “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, and in the case of any natural Person shall include all relatives and family members of such Person. For purposes of this definition, a Person shall be deemed to control another Person if such first Person and/or any relatives or family members of such first Person directly or indirectly owns or holds five percent (5%) or more of the ownership interests in such other Person. In the case of Parent, Stockholder is considered an Affiliate of Parent.

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7.1.2 “Directors” means the (i) Board of Directors of a corporation; (ii) the Managers of a limited liability company, if manager managed and the Members of a limited liability company, if member managed; or (iii) the General Partner of a partnership, as applicable, or in each case similar management personnel of the applicable entity, which are authorized to govern the entity and have authority to approve and adopt, among other things, this Agreement and the terms and conditions hereof.

7.1.3 “Encumbrance” means any charge, claim, community or other marital property interest, condition, equitable interest, Lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

7.1.4 “Governing Documents” of an entity shall mean the (i) articles or certificate of incorporation or association, certificate of formation, articles of organization or certificate of limited partnership or similar instrument under which an entity is formed; and (ii) the other documents or agreements, including bylaws, partnership agreements of partnerships, operating agreements of limited liability companies, or similar documents, adopted by the entity to govern the formation and internal affairs of the entity.

7.1.5 “Knowledge” means that:

(i) A natural Person will be deemed to have Knowledge of a particular fact or other matter if such Person is actually aware of the fact or matter.

(ii) A Person, other than a natural person, will be deemed to have Knowledge of a particular fact or other matter if any natural Person who is serving, or who has at any time served, as a director, officer, partner, employee, agent, executor or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter (as set forth in (i) above).

7.1.6 “Law” means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or rule of law (including but not limited to as related to revenue, labor, or ERISA) of any governmental body.

7.1.7 “Liens” means all liens, pledges, mortgages, security interests, claims, covenants, leases, subleases, charges, conditions, options, rights of first refusal, licenses, easements, servitudes, rights of way, encumbrances or any other restriction or limitation whatsoever.

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7.1.8 “Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a governmental body.

7.1.9 “SEC” means the United States Securities and Exchange Commission.

7.1.10 “Securities” means the Exchange Shares.

7.1.11 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

7.1.12 “Tax” means any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any governmental body or payable under any tax-sharing agreement or any other contract.

ARTICLE VIII.

MISCELLANEOUS

8.1. Broker/Finder’s Fee. No broker’s or finder’s fee will be paid in connection with the transactions contemplated by this Agreement. The Company and Parent, each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

8.2. Governing Law and Jurisdiction. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Nevada without giving effect to principles of conflicts of law thereunder. Each of the Parties hereby: (a) irrevocably submits to the non-exclusive personal jurisdiction of any Nevada court, over any claim arising out of or relating to this Agreement and irrevocably agrees that all such claims may be heard and determined in such Nevada court; and (b) irrevocably waives, to the fullest extent permitted by applicable Law, any objection it may now or hereafter have to the laying of venue in any proceeding brought in a Nevada court.

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8.3. Notices. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be delivered (i) by personal delivery, or (ii) by national overnight courier service, or (iii) by certified or registered mail, return receipt requested, or (iv) via facsimile transmission, with confirmed receipt, or (v) via email. Notice shall be effective upon receipt except for notice via fax (as discussed above) or email, which shall be effective only when the recipient, by return or reply email or notice delivered by other method provided for in this Section 8.3, acknowledges having received that email (with an automatic “read receipt” or similar notice constituting an acknowledgement of an email receipt for purposes of this Section 8.3, but which acknowledgement of acceptance shall include cases where recipient ‘replies’ to such prior email, including the body of the prior email in such ‘reply’). Such notices shall be sent to the applicable Party or Parties at the addresses specified below, subject to notice of changes thereof from any Party with at least ten (10) business days’ notice to the other Parties. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver. Notices shall be sent:

if to the Company, to:

Longstar Healthpro, Inc.

4010 Valley Blvd Ste 101, Walnut CA 91789

Attn: CHIWEN WANG

Email: [*]

if to Parent, to:

Farlong Holding Corporation

4010 Valley Blvd Ste 101, Walnut CA 91789

Attn: JACKSON KWOK

Email: [*]

In each case with a copy to (which shall not constitute notice hereunder):

The Loev Law Firm, PC

Attn: David M. Loev, Esq. and John S. Gillies, Esq.

6300 West Loop South, Suite 280

Bellaire, Texas 77401

Phone: (713) 524-4110

Fax: (713) 524-4122

Email: [*]

if to a Stockholder, to:

The address for notice set forth on the signature page hereof

8.4. Third Party Beneficiaries. This contract is strictly between the Company, Parent and the Stockholder, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third-party beneficiary of this Agreement.

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8.5. Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the subject matter thereof and supersedes all prior agreements, letters of intent, term sheets, understandings and negotiations, written or oral, with respect to such subject matter.

8.6. Survival; Termination. The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two (2) years, unless the terms of this Agreement provide for a longer period of survival.

8.7. Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all Parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

8.8. Best Efforts. Subject to the terms and conditions herein provided, each Party shall use its reasonable best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each Party also agrees that it shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

8.9. Waiver of Conflict. The Loev Law Firm, PC (the “Law Firm”) has exclusively represented the Parent and the Company in the preparation of this Agreement and has not undertaken to assist or render legal advice to the Stockholder in regards to this Agreement. In this regard, Stockholder does hereby acknowledge that any potential conflict of interest existing in such representation or as a result of the Law Firm’s representation of the Parent and Company, its stockholders is hereby waived. Stockholder hereto does hereby acknowledge that the Law Firm has directed that she seek outside counsel, tax advice and business advice other than from the Law Firm, as to the effects, consequences and legalities of this Agreement, the Share Exchange and an investment in the Exchange Shares. Stockholder further acknowledges and agrees that such Law Firm may also, in the future, render services to the Parent and the Company (or its Affiliates), or Stockholder.

8.10. Remedies. The Parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate. As such, the Parties agree that if any Party fails or refuses to fulfill any of its obligations under this Agreement or to make any payment or deliver any instrument required hereunder or thereunder, then any other Party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such Party might be entitled.

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Longstar/Farlong

8.11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

8.12. No Presumption from Drafting. This Agreement has been negotiated at arm’s-length between Persons knowledgeable in the matters set forth within this Agreement. Accordingly, given that all Parties have had the opportunity to draft, review and/or edit the language of this Agreement, no presumption for or against any Party arising out of drafting all or any part of this Agreement will be applied in any action relating to, connected with or involving this Agreement. In particular, any rule of law, legal decisions, or common law principles of similar effect that would require interpretation of any ambiguities in this Agreement against the Party that has drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to affect the intentions of the Parties.

8.13. Review and Construction of Documents. Each Party herein expressly represents and warrants to all other Parties hereto that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

8.14. Further Assurances. Each Party hereto hereby covenants that it will, whenever and as reasonably requested by another Party hereto and at its own sole cost and expense, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as any Party may reasonably require in order to complete, insure and perfect the terms and conditions of this Agreement as set forth herein.

8.15. Headings; Gender. The paragraph headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement.

All references in this Agreement as to gender shall be interpreted in the applicable gender of the Parties.

December 27, 2023	Page 12 of 14

Share-for-Share Exchange Agreement

Longstar/Farlong

8.16. Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (including email) or as an electronic download (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature pages follow.]

December 27, 2023	Page 13 of 14

Share-for-Share Exchange Agreement

Longstar/Farlong

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first-above written.

“Company”

LONGSTARHEALTHPRO, INC.

By:	/s/ CHIWEN WANG
Name:	CHIWEN WANG
Title:	CEO

“Parent”

FARLONG HOLDING CORPORATION

By:	/s/ JACKSON KWOK
Name:	jackson Kwok
Title:	CEO

Stockholder:

/s/ Karin Mei Huang
Karin Mei Huang

2,000,000 Common Shares of Company

Address for notice:_4010 Valley Blvd Ste 101, Walnut CA 91789

Email for notice: [*]

December 27, 2023	Page 14 of 14

EXHIBIT A

STOCKHOLDER

Names	Company Shares	Percent	Exchange Shares	Percent
Karin Mei Huang	2,000,000	100%	40,000,000	100%

EXHIBIT C

STOCK POWER AND ASSIGNMENT OF
UNCERTIFICATED COMMON SHARES

FOR VALUE RECEIVED, and pursuant to that certain Share-For-Share Exchange Agreement dated on or around December 27, 2023 (the “Agreement”), by and among Longstar Healthpro, Inc., a California Corporation (the “Company”) and Farlong Holding Corporation, a Nevada corporation (the “Parent”), and the stockholder of the Company party thereto, including the undersigned, the undersigned hereby sells, assigns, and transfers unto the Parent 2,000,000 Common Shares of the Company (the “Company Shares”). Such Company Shares are not represented by certificates, are held in book entry form and stand in the undersigned’s name on the books and records of the Company. The undersigned does hereby irrevocably constitute the Secretary of the Company as attorney-in-fact, with full power of substitution, to transfer said interests on the books of said Company.

Dated: December 27, 2023

By:	/s/ Karin Mei Huang
Karin Mei Huang

EXHIBIT C

FORM OF STOCK REGISTRATION FORM

(CHECK ONE):

☒	INDIVIDUAL OWNERSHIP (one signature required)

☐	TRUST (please include name of trust, name of trustee, and date trust was formed and copy of the Trust Agreement or other authorization)

☐	PARTNERSHIP (please include a copy of the Partnership Agreement authorizing signature)

☐	CORPORATION (please include a certified corporate resolution authorizing signature)

☐	LIMITED LIABILITY COMPANY (please include a certified corporate resolution authorizing signature)

Karin Mei Huang

Please print here the exact name (registration)

Such Stockholder desires to appear in the records of the Parent

4010 Valley Blvd Ste 101, Walnut CA 91789

Please print here the exact address

Such Stockholder desires to appear in the records of the Parent

Signature:

/s/ Karin Mei Huang	12-27-23
Karin Mei Huang

Address:_4010 Valley Blvd Ste 101, Walnut CA 91789

SS#/Tax Id Number: [*]

Telephone Number: [*]

Email: [*]